SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                              October 18, 2001
                               Date of Report
                      (Date of Earliest Event Reported)

                         CORONADO EXPLORATIONS LTD..
           (Exact Name of Registrant as Specified in its Charter)

                            397 Ventura Crescent
              North Vancouver, British Columbia, Canada V7N 3G7
                  (Address of principal executive offices)

                               (604) 985-8940
                        Registrant's telephone number


     Delaware                 0-26309                  98-0200471
     (State or other        (Commission                (I.R.S. Employer
     jurisdiction of        File Number)               Identification No.)
     incorporation)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Under the terms and conditions of the Agreement and Plan of Merger executed on October 18, 2001, a copy of which is attached, upon approval of the stockholders of the Company, there will be a change in control of the registrant.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.     OTHER EVENTS

On October 18, 2001 Coronado Explorations Ltd. executed an Agreement and Plan of Merger ("Agreement") with Naturol, Inc., a Nevada corporation ("Naturol"), wherein Coronado Subsidiary Corp. will merge with Naturol, Coronado Subsidiary Corp. and Naturol will become a wholly owned subsidiary of Coronado.

Under the terms of the Agreement, a copy of which is attached to this filing, which is subject to a stockholders' vote, and other terms and ordinary conditions for a transaction of this type, Naturol shareholders shall receive a pro-rata portion of 50,000,000 shares of common stock of Coronado Explorations Ltd. in addition to other customery terms and conditions.

Upon approval by the stockholders of Coronado, Coronado will change its name to Naturol, Inc.

The transaction, upon approval by the stockholders of Coronado, will cause a change in control of Coronado Explorations Ltd.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS

Not applicable.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

10   Agreement and Plan of Merger dated October 18, 2001 (attached)

99   Press Release Dated October 24, 2001 (attached)

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CORONADO EXPLORATIONS LTD.

                                               By /s/Mary Hethey
                                                 Mary Hethey, President,
                                                 Chief Executive Officer


Date: October 24, 2001